UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2015

GREAT WESTERN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

100 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K updates the audited consolidated financial statements of Great Western Bancorp, Inc. (the “Company”) as of September 30, 2014 and 2013 and for the fiscal years ended September 30, 2014, 2013 and 2012. Concurrently with the filing of this report, the Company is filing a registration statement on Form S-1 to register shares of its common stock that includes the audited consolidated financial statements as of September 30, 2014 and 2013 and for the fiscal years ended September 30, 2014, 2013 and 2012 being filed as Exhibit 99.1 hereto.

As previously disclosed, during the first quarter of fiscal year 2015, the Company identified an immaterial error in its reporting of one aspect of the derivatives related to certain loans and also elected to change its presentation of the changes in fair value related to certain loans and derivatives. The Company’s unaudited interim consolidated financial statements as of December 31, 2014 and for the three months ended December 31, 2014 and 2013 filed with the Company’s Quarterly Report on Form 10-Q on February 12, 2015 reflect this revised presentation. Based on an evaluation of quantitative and qualitative factors, the Company has determined that the correction to its presentation of financial information is not material to its financial statements presented prior to the first quarter of fiscal year 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	Audited Consolidated Financial Statements of Great Western Bancorp, Inc. as of September 30, 2014 and 2013 and for the fiscal years ended September 30, 2014, 2013 and 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: April 20, 2015	By:	/s/ Peter Chapman
	Name:	Peter Chapman
	Title:	Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	Audited Consolidated Financial Statements of Great Western Bancorp, Inc. as of September 30, 2014 and 2013 and for the fiscal years ended September 30, 2014, 2013 and 2012.